UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 6, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(state or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2015 Tracy Clifford resigned as Vice President of Accounting, Principal Accounting Officer, Secretary and other various positions of Pernix Therapeutics Holdings, Inc. (the “Company”) and its subsidiaries.   Ms. Clifford’s resignation will be effective May 31, 2015 and is connection with the Company’s intended closure of its Charleston, South Carolina site.  Ms. Clifford is leaving the Company on good terms and there was no disagreement between Ms. Clifford and the Company on any matters related to the Company’s operations, policies or practices.  The Company’s Board of Directors wishes to take this opportunity to thank Ms. Clifford for her contributions to the Company during her term with the Company.

Mr. Michael Golembiewski has joined the Company as of April 6, 2015 and will assume the positions of Vice President, Corporate Controller and Principal Accounting Officer effective as May 31, 2015.  Mr. Golembiewski will be responsible for financial reporting, treasury, internal controls and certain other matters.  Mr. Golembiewski will be joining the Company with over two decades of experience in financial reporting, most recently as Corporate Controller at NPS Pharmaceuticals since 2007.  He is a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: April 8, 2015	By:	/s/ Sanjay S. Patel
Sanjay S. Patel
Chief Financial Officer